SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2000

                         BioSpecifics Technologies Corp.
             (Exact name of registrant as specified in its charter)



Delaware                           0-19879                        11-3054851
(State or other                  (Commission                    (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
incorporation)


                   35 Wilbur Street, Lynbrook, New York 11563
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 593-7000


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events
---------------------

The Company's subsidiary, Advance Biofactures Corp. ("ABC") and Knoll Pharmaceutical Company ("KPC") are parties to a License Agreement dated August 16, 1993 (the "License Agreement"), which granted KPC an exclusive license to market Collagenase Santyl(R) Ointment (the "Licensed Product") in North America. On January 31, 2000, pursuant to a sublicense and assignment agreement (the "Sublicense/Assignment Agreement"), to which ABC is not a party, KPC sublicensed its rights to Smith & Nephew, Inc. ("S&N") with the consent of ABC. KPC will assign its license rights to S&N following FDA approval of a compliance program being undertaken by ABC. See "ABC's Compliance With FDA Regulations".

On January 31, 2000, ABC, KPC, and S&N entered into three agreements in connection with the Sublicense/Assignment Agreement:

     o    Regulatory Compliance Agreement;
     o    Allocation of Responsibilities Agreement; and
     o Adverse Event ("AE") Processing and Exchange Agreement for Collagenase Santyl(R)Ointment.

Copies of these agreements are attached hereto as Exhibits 1, 2, and 3 hereto and are incorporated herein by reference.

                      ABC's Compliance with FDA Regulations
                      -------------------------------------

In January and March of 1999, ABC was issued a List of Inspectional Observations on FDA Form 483 (the "Form 483") from FDA inspectors, citing numerous inspectional observations relating to deficiencies in the Company's compliance with FDA regulations at its Lynbrook, New York and Curacao, Netherlands Antilles facilities. In addition, on May 10, 1999, ABC received a letter from the FDA (the "FDA Letter") citing certain inspectional observations relating to deficiencies at its Lynbrook, New York facility, Curacao, Netherlands Antilles facility, and contract manufacturing facility at KPC. The FDA Letter advised ABC that the FDA will institute formal proceedings to revoke the ABC's Establishment License to manufacture Collagenase Santyl(R) Ointment unless ABC provided satisfactory assurances to the FDA, including submitting to the FDA a comprehensive plan of corrective action to address the observations listed in the Form 483 and the FDA Letter, and otherwise demonstrate compliance with applicable regulatory requirements. The Company has provided the FDA with a plan of corrective action and has had a number of meetings with the FDA to discuss the plan of corrective action and the renovation of the Curacao production facility. ABC has submitted a number of periodic updates to the FDA on progress under the plan. ABC hired outside consultants and employed additional staff for its Quality Unit. ABC continues to seek to employ additional staff for the Quality Unit to assist in further developing and executing

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

the plan of corrective action, and continues to reorganize the Quality Control and Quality Assurance departments.

The Company produces the enzyme Collagenase ABC (the "enzyme"), the active ingredient in Collagenase Santyl(R) Ointment, at its Lynbrook and Curacao facilities. The Company will start extensive renovations at the Curacao facility in March 2000, which will result in the suspension of enzyme production there. The renovated Curacao facility will not produce enzyme until construction and validation are completed. The Company voluntarily suspended the production of the enzyme at the Lynbrook facility and is in the process of planning renovations for that facility.

The Company estimates that in the best-case scenario, either one or both the Curacao and Lynbrook facilities could be back in production by the fourth quarter of calendar 2000 and have enzyme available for KPC during the second quarter of 2001. Due to the uncertain duration of the FDA approval process however, there can be no assurances that target dates will be met. In anticipation of the renovation and suspension of manufacturing operations, the Company has accumulated an inventory of enzyme which it estimates KPC can use to contract manufacture Collagenase Santyl(R) Ointment into the third quarter of 2001.

Although the Company believes that it has made considerable progress in addressing the FDA concerns addressed in the Form 483 and the FDA Letter, if the Company is unable to further address these matters in a timely manner, there may be delays in the delivery of the enzyme to KPC for use to contract manufacture Collagenase Santyl(R) Ointment.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

         (c)   Exhibits

          1.   Regulatory Compliance Agreement

          2.   Allocation of Responsibilities Agreement

          3. Adverse Event ("AE") Processing and Exchange Agreement for Collagenase Santyl(R)Ointment

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

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             BioSpecifics Technologies Corp.



                                             By: /s/ Thomas L. Wegman
                                                 ------------------------
                                                 Thomas L. Wegman
                                                 Executive Vice President

Dated:  March 3, 2000


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